UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of report (Date of earliest event reported) July 29, 2008

                                 EMCOR Group, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                   Delaware
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                 (State or Other Jurisdiction of Incorporation)

        1-8267                                           11-2125338
------------------------                   ------------------------------------
(Commission File Number)                   (I.R.S. Employer Identification No.)



     301 Merritt Seven, Norwalk, CT                       06851
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(Address of Principal Executive Offices)               (Zip Code)

                                (203) 849-7800
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              (Registrant's Telephone Number, Including Area Code)

                                     N/A
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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__   Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

__   Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange  Act  (17  CFR  240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

     On July 29, 2008, EMCOR Group, Inc. issued a press release disclosing results of operations for its fiscal 2008 second quarter ended June 30, 2008. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

     The information contained in this Current Report on Form 8-K shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item. 9.01 Financial Statements and Exhibits

(c)  Exhibits

Exhibit Number   Description
--------------   ---------------------------------------------------------------
99.1             Press Release issued by EMCOR Group, Inc. on July 29, 2008 disclosing results of operations for its fiscal 2008 second quarter ended June 30, 2008.


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              EMCOR Group, Inc.


Dated:  July 29, 2008                         By:     /s/ Frank T. MacInnis
                                                  ---------------------------
                                                       Frank T. MacInnis
                                                    Chairman of the Board of
                                                      Directors and Chief
                                                       Executive Officer

                                                                    Exhibit 99.1

                                  FOR: EMCOR GROUP, INC.

                              CONTACT: R. Kevin Matz
                                       Executive Vice President
                                       Shared Services
                                       (203) 849-7938

                                       FD
                                       Investors: Eric Boyriven - (212) 850-5600
                                       Linden Alschuler & Kaplan, Inc.
                                       Media: Suzanne Dawson / Cecile Fradkin
                                       212-575-4545


            EMCOR GROUP, INC. REPORTS RECORD SECOND QUARTER RESULTS
                  - Revenues Increase 25.6% to $1.72 Billion -
   - Operating Income and Net Income Increase 76.9% and 68.1%, Respectively -
            - Contract Backlog Reaches New Record of $4.67 Billion -
                  - 2008 Full Year Earnings Guidance Raised -

NORWALK, CONNECTICUT, July 29, 2008 - EMCOR Group, Inc. (NYSE: EME) today reported results for the second quarter and six months ended June 30, 2008.

Net income for the second quarter of 2008 increased 68.1% to $44.0 million, or $0.65 per diluted share, from $26.2 million, or $0.39 per diluted share, for the second quarter of 2007. Revenues for the 2008 second quarter rose 25.6% to $1.72 billion from $1.37 billion in the year ago period. The increase in revenues in the period reflects strong organic growth of 12%, as well as contributions from recent acquisitions.

Operating income rose 76.9% to $73.3 million, or 4.3% of revenues, for the second quarter of 2008, from $41.5 million, or 3.0% of revenues, for the year ago period. Selling, general and administrative (SG&A) expenses in the 2008 second quarter were $151.8 million, compared with $123.1 million in the same period a year ago. The increase in SG&A during the period primarily reflects expenses associated with companies acquired during the last twelve months. As a percentage of revenues, SG&A declined to 8.8% in the current year period from 9.0% a year ago. The Company's tax rate for the 2008 second quarter was 39%, compared to 42% for the prior year comparable period.

The Company's results for the second quarter of 2008 include a one-time charge, substantially all of which is non-cash, of $7.9 million, or $0.07 per share after-tax, resulting from an adverse jury verdict in a construction contract case. This charge is included in cost of sales for the period.

EMCOR Announces 2008 Second Quarter Results                               Page 2

EMCOR achieved record contract backlog as of the end of the 2008 second quarter. Contract backlog reached $4.67 billion at June 30, 2008, an increase of 9.7% over a year ago, and an increase of 6.5% over contract backlog as of March 31, 2008. Organic backlog growth, excluding companies acquired during the last 12 months, was approximately 5.0% versus the year ago figure.

Net income for the first half of 2008 was $73.3 million, or $1.09 per diluted share, an increase of 92.1% over net income of $38.1 million, or $0.57 per diluted share, for the prior year period. Revenues for the first half of 2008 totaled $3.38 billion compared to $2.66 billion, an increase of 27.3%, of which 14.3% represented organic growth.

For the 2008 six-month period, operating income increased 109.2% to $123.0 million, or 3.6% of revenues, from $58.8 million, or 2.2% of revenues, for the year ago period. SG&A expenses for the first half of 2008 were $292.1 million, or 8.6% of revenues, compared to $234.7 million, or 8.8% of revenues for the first half of 2007.

Frank T. MacInnis, Chairman and CEO of EMCOR Group, commented, "The 2008 second quarter represented another exceptional period for EMCOR Group that continued the momentum of prior periods and demonstrated strong performance across the key indicators of our business: orders, revenues, margins and cash flow. Excellent execution and performance was evidenced across all of our business segments, driven by our focus on sectors that can grow through the current economic cycle such as healthcare, industrial, transportation and water and wastewater treatment. In addition, our facilities services business continues to increase its profitability while growing both organically and through acquisitions. We also realized substantially improved results in our Canadian operations, and our U.K. company returned to profitability."

Mr. MacInnis continued, "Our record performance, profit momentum, and strength of our order intake are bolstering our confidence about future periods.
Additionally, we continue to see increased demand for our mission-critical facilities services business which adds a source of higher-margin, recurring revenues to our business not totally reflected in contract backlog."

Mr. MacInnis concluded, "EMCOR remains in an excellent position to continue its strong performance in the second half of 2008 and into 2009. Despite a challenging macroeconomic environment, our markets continue to be strong and balanced evidenced by the continued demand for our services. Our goal going forward is to continue executing at the high level that is reflected in our excellent performance to date and to meet the developing needs of our clients."

The Company noted that, based on current market conditions and the makeup of its backlog, it expects to generate revenues for the 2008 full-year period of between $6.8 billion and $7.0 billion and diluted earnings per share for 2008 of $2.32 to $2.47.

EMCOR Announces 2008 Second Quarter Results                               Page 3

EMCOR Group, Inc. is a Fortune 500(R) worldwide leader in mechanical and electrical construction services, energy infrastructure and facilities services. This press release and other press releases may be viewed at the Company's Web site at www.emcorgroup.com.

EMCOR Group's second quarter conference call will be available live via internet broadcast today, Tuesday, July 29, at 10:30 AM Eastern Daylight Time. You can access the live call through the Home Page of the Company's Web site at www.emcorgroup.com.


     This release may contain certain forward-looking statements within the meaning of the Private Securities Reform Act of 1995. Any such comments are based upon information available to EMCOR management and its perception thereof, as of this date, and EMCOR assumes no obligation to update any such forward-looking statements. These forward-looking statements may include statements regarding market opportunities, market share growth, gross profit, backlog mix, projects with varying profit margins, and selling, general and administrative expenses. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Accordingly these statements are no guarantee of future performance. Such risk and uncertainties include, but are not limited to, adverse effects of general economic conditions, changes in the political environment, changes in the specific markets for EMCOR's services, adverse business conditions, availability of adequate levels of surety bonding, increased competition, unfavorable labor productivity and mix of business. Certain of the risks and factors associated with EMCOR's business are also discussed in the Company's 2007 Form 10-K, its Form 10-Q for the second quarter ended June 30, 2008, and in other reports filed from time to time with the Securities and Exchange Commission. All these risks and factors should be taken into account in evaluating any forward-looking statements.


                          - FINANCIAL TABLES FOLLOW -

                                EMCOR GROUP, INC.
                              FINANCIAL HIGHLIGHTS
             (In thousands, except share and per share information)
                                   (Unaudited)

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                          For the Three Months Ended             For the Six Months Ended
                                                    June 30,                              June 30,
                                         ----------------------------          ----------------------------
                                             2008               2007               2008             2007
                                             ----               ----               ----             ----

Revenues                                 $ 1,722,972      $ 1,371,954          $ 3,384,375      $ 2,658,721
Cost of sales                              1,497,761        1,207,355            2,969,239        2,365,109
                                         -----------      -----------          -----------      -----------
Gross profit                                 225,211          164,599              415,136          293,612
Selling, general and
   administrative expenses                   151,824          123,148              292,066          234,715
Restructuring expenses                            57               --                   71               93
                                         -----------      -----------          -----------      -----------

Operating income                              73,330           41,451              122,999           58,804
Interest (expense) income, net                  (579)           2,779               (1,433)           5,490
Minority interest                               (277)            (711)                (353)          (1,115)
                                         -----------      -----------          -----------      -----------

Income from continuing
   operations before income taxes             72,474           43,519              121,213           63,179
Income tax provision                          28,520           18,168               47,931           26,303
                                         -----------      -----------          -----------      -----------

Income from continuing
   operations                                 43,954           25,351               73,282           36,876
Income from discontinued
   operation, net                                 --              799                   --            1,266
                                         -----------      -----------          -----------      -----------


Net income                               $    43,954      $    26,150          $    73,282      $    38,142
                                         ===========      ===========          ===========      ===========

Basic earnings per share -
   continuing operations                 $      0.67      $      0.40          $      1.12      $      0.58
Basic earnings per share -
   discontinued operation                         --             0.01                   --             0.02
                                         -----------      -----------          -----------      -----------
                                         $      0.67      $      0.41          $      1.12      $      0.60
                                         ===========      ===========          ===========      ===========

Diluted earnings per share -
   continuing operations                 $      0.65      $      0.38          $      1.09      $      0.55
Diluted earnings per share -
   discontinued operation                         --             0.01                   --             0.02
                                         -----------      -----------          -----------      -----------
                                         $      0.65      $      0.39          $      1.09      $      0.57
                                         ===========      ===========          ===========      ===========

Weighted average shares of
   common stock outstanding:
     Basic                                65,322,768       64,195,339           65,294,160       64,013,213
     Diluted                              67,301,117       66,654,674           67,137,110       66,470,154

                               EMCOR GROUP, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)


                                                                            June 30,                December 31,
                                                                              2008                      2007
                                                                           (Unaudited)
                                                                          -------------            -------------
ASSETS
Current assets:
Cash and cash equivalents                                                  $  275,511               $  251,637
Accounts receivable, net                                                    1,496,411                1,435,268
Costs and estimated earnings in excess of billings
  on uncompleted contracts                                                    117,085                  144,919
Inventories                                                                    56,526                   52,247
Prepaid expenses and other                                                     56,872                   56,935
                                                                           ----------               ----------
  Total current assets                                                      2,002,405                1,941,006

Investments, notes and other long-term receivables                             22,329                   22,669
Property, plant & equipment, net                                               88,807                   83,963
Goodwill                                                                      569,327                  563,918
Identifiable intangible assets, net                                           271,315                  252,146
Other assets                                                                   13,189                   13,157
                                                                           ----------               ----------
Total assets                                                               $2,967,372               $2,876,859
                                                                           ==========               ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Borrowings under working capital credit line                               $       --               $       --
Current maturities of long-term debt and capital
  lease obligations                                                             3,838                    3,791
Accounts payable                                                              509,190                  537,314
Billings in excess of costs and estimated earnings
  on uncompleted contracts                                                    644,679                  572,431
Accrued payroll and benefits                                                  203,364                  215,554
Other accrued expenses and liabilities                                        200,418                  190,349
                                                                           ----------               ----------
  Total current liabilities                                                 1,561,489                1,519,439

Long-term debt and capital lease obligations                                  197,600                  223,453
Other long-term obligations                                                   245,302                  248,926
Total stockholders' equity                                                    962,981                  885,041
                                                                           ----------               ----------
Total liabilities and stockholders' equity                                 $2,967,372               $2,876,859
                                                                           ==========               ==========